Exhibit 23.02

                         CONSENT OF INDEPENDENT ACCOUNTS

We consent to the inclusion in this registration statement on Form S-1 (File No.
333-     ) of our report dated July 24, 1996, on our audits of the financial statements of CareMatrix. We also consent to the reference to our firm under the caption "Experts."

                          /s/ Coopers & Lybrand L.L.P

Boston, Massachusetts
September 3, 1996


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                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of Form S-1
(File No. ) of our report dated February 14, 1996, except as to information presented in Notes I (paragraph 7 and 8) and R, for which the date is March 29, 1996, on our audits of the financial statements and financial statement schedule of The Standish Care Company. We also consent to the reference to our firm under the caption "Experts."

                          /s/ Coopers & Lybrand L.L.P

Boston, Massachusetts
September 4, 1996